UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2004

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2004, Alcoa Inc. (the “Company”) entered into an executive severance agreement with 11 key executives (including 10 current executive officers) of the Company who report directly to the Company’s chief executive officer. The Compensation and Benefits Committee of the Board of Directors authorized the Company’s chief executive officer to offer a standard severance agreement to his direct reports, each of whom (along with the chief executive officer) is a member of the Company’s senior executive management team called the Executive Council. The purpose of the agreement is to enhance the Company’s ability to manage performance, retain critical talent, facilitate succession planning, simplify and standardize separation arrangements, and protect the Company’s strategic interests through the provisions in the agreement dealing with non-competition, non-solicitation, confidentiality and a release of legal claims. The agreement will be offered in the future only to a key executive at the time he or she becomes a direct report of the CEO and a member of the Company’s Executive Council. The chief executive officer is not covered by the agreement.

The following summary of the agreement is subject to and qualified in its entirety by reference to the form of the agreement, a copy of which is attached hereto as Exhibit 10(a) and is incorporated by reference into this Item 1.01.

The Company may terminate the executive’s employment for any reason, including with or without cause. “Cause” means insubordination, fraud, embezzlement, theft or other actions which constitute noncompliance with laws, rules, regulations, Alcoa Business Conduct Policies or other dishonest behavior. Upon a termination for cause, no further compensation will be paid by the Company. Upon a termination without cause, the executive will receive the following, subject to the terms and conditions of the agreement: (i) monthly base salary for two years following the executive’s termination date (the “Salary Continuance”), (ii) two additional years of pension accrual, (iii) continued healthcare benefits for two years following the executive’s termination date, and (iv) a lump sum severance payment of $50,000 upon the executive’s execution of a general release of claims against the Company in the form attached to the agreement (the “Release Agreement”).

If the executive voluntarily resigns or retires from the Company and provides at least three months’ advance written notice (the “Notice Period”), the executive will receive: (i) monthly base salary through the Notice Period and (ii) a lump sum severance payment of $50,000 upon the executive’s execution of the Release Agreement. If the Notice Period is extended by mutual agreement (not to exceed 24 months) (the “Extended Notice Period”), the executive will receive his or her monthly base salary through the Extended Notice Period, plus the following after his or her resignation or retirement date, subject to the terms and conditions of the agreement: (i) monthly base salary for a period equivalent to the Extended Notice Period (the “Salary Equivalent”), (ii) an additional pension accrual equivalent to the Extended Notice Period, (iii) continued healthcare benefits for a period equivalent to the Extended Notice Period, and (iv) a lump sum severance payment of $50,000 upon the executive’s execution of the Release Agreement.

In no case will total payments under the agreement exceed 2.99 times the executive’s salary and bonus. The Salary Continuance or Salary Equivalent will not be paid if the executive receives severance pay and benefits under the Company’s Change in Control Severance Plan. Also, the Salary Continuance will be in lieu of any other involuntary separation benefits or severance payments. Except for involuntary separation benefits or other similar severance payments, the agreement does not supersede the terms of any other compensation plans, stock option programs, welfare benefit plans, or other such plans or programs in which the executive is or may become eligible to participate.

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In signing the agreement, the executive agrees to two-year non-competition and non-solicitation covenants and agrees to maintain at all times the confidentiality of confidential and proprietary information obtained during the course of his or her employment with the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following is filed as an exhibit to this report:

10(a)	Form of Executive Severance Agreement between Alcoa Inc. and Eligible Key Executives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: December 23, 2004

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EXHIBIT INDEX

Exhibit No.	Description
10(a)	Form of Executive Severance Agreement between Alcoa Inc. and Eligible Key Executives.

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